Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report on the consolidated financial statements of ADDvantage Technologies Group, Inc.("the Company") as of September 30, 2006, and for the year then ended, dated December 22, 2006, except for Note 11 and the last paragraph of Note 2, which are as of December 5, 2007, included in this Form 10-K/A Annual Report of the Company into its previously filed Registration Statement on Form S-8 (file Number 333-110645).

HOGAN AND SLOVACEK

Tulsa, Oklahoma
December 5, 2007